                                LOAN AGREEMENT



First Union National Bank
999 Peachtree Street - GA9104
Atlanta, Georgia 30309
(Hereinafter referred to as the "Bank")

M2Direct, Inc.
2030 Powers Ferry Road, Suite 120
Atlanta, Georgia 30339
(Hereinafter referred to as  the "Borrower")

This Loan Agreement ("Agreement") is entered into as of March 30, 1999, by and between Bank and Borrower, a corporation (for profit) organized under the laws of Georgia.

Borrower has applied to Bank for a loan or loans (individually and collectively, the "Loan") evidenced by one or more promissory notes as follows:

Line of Credit - from the date hereof until written notice form the Bank that the Sweep Plus arrangement is available, in the principal amount of $3,000,000.00 (the "Commitment") which is evidenced by the Promissory Note dated March 30, 1999 (the "Note"), under which Borrower may borrow, repay, and reborrow, from time to time, so long as the total indebtedness outstanding at any one time does not exceed the principal amount. The proceeds of advances under the Line of Credit are to be used by Borrower solely for the refinancing of existing indebtedness and for general corporate purposes.

Sweep Plus Revolving Line of Credit - following receipt of written notice from the bank that the Sweep Plus arrangement is available, in the principal amount of up to the Commitment which is evidenced by the Note, under and in accordance with which loan advances and repayments will be made automatically to the Borrower's bank account utilizing the Bank's Sweep Plus services. The proceeds of advances under the Sweep Plus Revolving Line of Credit are to be used by Borrower solely for general corporate purposes.

Bank's obligation to advance or readvance under the Note shall terminate if there shall occur a Default and as otherwise provided in the Note.

This Agreement applies to the Loan and all Loan Documents. The terms "Loan Documents" and "Obligations," as used in this Agreement, are defined in the Note. The term "Loan Parties" shall mean the Borrower and its Subsidiaries, as well as any other guarantors of the Obligations. As used in this Agreement as to Borrower, "Subsidiary" shall mean any corporation of which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Borrower.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations, and except as set forth on the disclosure schedule attached hereto: Accurate Information. All information now and hereafter furnished to Bank is and will be true, correct and complete. Any such information relating to Loan Parties' financial condition will accurately reflect Loan Parties' financial condition as of the date(s) thereof, (including all contingent liabilities of every type), and Borrower further represents that the financial condition of the Loan Parties has not changed materially or adversely since December 31, 1998 (as such condition is represented on the draft audited financial statements delivered to the Bank at closing). Authorization; Non-Contravention. The execution, delivery and performance by each Loan Party of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized by all necessary action taken by the duly authorized officers of such Loan Party, and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of such Loan Party; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of such Loan Party, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting such Loan Party, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of such Loan Parties assets, or (iii) give cause for the acceleration of any obligations of such Loan Party to any other creditor. Asset Ownership. Each Loan Party has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Borrower on the disclosure schedule attached hereto ("Permitted Liens"). No default has occurred under any Permitted Liens and no claims or interests adverse to any Loan Party's present rights in its properties and assets have arisen. Discharge of Liens and Taxes. Each Loan Party has duly filed, paid and/or discharged all taxes or other claims which may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. Indebtedness. The disclosure schedule attached hereto contains a true and correct list, as of the date of this Agreement, of all indebtedness of the Loan Parties. Investments. The disclosure schedule attached hereto contains a true and correct list, as of the date of this Agreement, of all Subsidiaries of each Loan Party, all deposits with, or loans or other advances to any other party. Sufficiency of Capital. None of the Loan Parties is, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by such Loan Parties in connection with the Loan, will be, insolvent within the meaning of 11 U.S.C. Section 101(32). Compliance with Laws. Each Loan Party is in compliance in all material respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. Section 3617, et seq.) or narcotics
                                                      ------
(including 21 U.S.C. Section 801, et seq.) and/or any commercial crimes; all
                                  ------
applicable federal, state and local laws and regulations intended to protect

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

the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable. Organization and Authority. Each Loan Party is duly organized, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Each Loan Party is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of such Loan Party. No Litigation. There are no pending or threatened suits, claims or demands against any Loan Party. Regulation U. None of the proceeds of the Loan made pursuant to the Note or this Agreement shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of any of the provisions of Regulation U of the Board of Governors of the Federal Reserve System ("Regulation U"), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purchase which might render the Loan a "Purpose Credit" within the meaning of Regulation U. ERISA. Each employee pension benefit plan, as defined in ERISA, maintained by any Loan Party meets, as of the date hereof, the minimum funding standards of ERISA and all applicable regulations thereto and requirements thereof, and of the Internal Revenue Code of 1954, as amended. No "Prohibited Transaction" or "Reportable Event" (as both terms are defined by ERISA) has occurred with respect to any such plan. No Default. None of the Loan Parties is presently in breach of any of its obligations under any material agreement with any third party.

AFFIRMATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will, and will cause each of the other Loan Parties to: Business Continuity. Conduct its business in exclusively in the fields of direct marketing, electronic commerce and technology that is reasonably related thereto. Maintain Properties. Maintain, preserve and keep its property in good repair, working order and condition, making all needed replacements, additions and improvements thereto, to the extent allowed by this Agreement. Access to Books & Records. Allow Bank, or its agents, during normal business hours, access to the books, records and such other documents of the Loan Parties as Bank shall reasonably require, and allow Bank to make copies thereof. Insurance. Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies as Bank may reasonably require. Notice of Default and Other Notices. (a) Notice of Default. Furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which the applicable Loan Party is taking or proposes to take with respect thereto. (b) Other Notices. Promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any secured indebtedness owing by any Loan Party; (iii) any material adverse claim against or affecting any Loan Party or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting any Loan Party; and (v) at least 30 days prior thereto, any change in any Loan Party's name or address as shown above, and/or any change in any Loan Party's structure. Compliance with Other Agreements. Comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in the Note. Payment of Debts. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which the Borrower or such other Loan Party, as applicable, in good faith disputes. Reports and Proxies. Deliver to Bank, promptly, a copy of all financial statements, reports, notices, and proxy statements, sent by Borrower to stockholders, and all regular or periodic reports required to be filed by Borrower with any governmental agency or authority. Other Financial Information. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower and the other Loan Parties which Bank may reasonably request. Non-Default Certificate From Borrower. Deliver to Bank, with the Financial Statements required herein, a certificate signed by a principal financial officer of Borrower warranting that no "Default" as specified in the Loan Documents nor any event which, upon the giving of notice or lapse of time or both, would constitute such a Default, has occurred. Estoppel Certificate. Furnish, within 15 days after request by Bank, a written statement duly acknowledged of the amount due under the Loan and whether offsets or defenses exist against the Obligations. Year 2000 Compliance. Cause, on or prior to September 30, 1999 and at all times thereafter, all software and other processing capabilities of the Loan Parties to have the ability to correctly interpret and manipulate all data, in whatever form, including, but not limited to, printed form, screen displays, financial records, calculations and loan-related data, so as to avoid errors in processing that may otherwise occur because of the inability of the software or other processing capabilities to recognize accurately the year 2000 or subsequent dates. New Subsidiaries. Cause each entity that hereafter becomes a new Subsidiary of the Borrower or any other Loan Party, whether as a result of such entity being newly formed or acquired, promptly following the formation or acquisition thereof (but in any event, within fifteen (15) days of such formation or acquisition) (i) to execute a joinder agreement, in form and substance satisfactory to the Bank, pursuant to which such new Subsidiary shall become a party to the guaranty and the security agreement executed by the existing Subsidiaries, pursuant to which, among other things, such new Subsidiary shall guaranty the obligations of the Borrower hereunder and shall grant to the Bank a perfected, first priority security interest in all of its assets, subject only to Permitted Liens, and (ii) to execute such UCC-1 financing statements as may be necessary or desirable to ensure that the Bank has a first priority security interest in such new Subsidiary' s assets, subject only to Permitted Liens, and (iii) to execute and deliver such other agreements, documents and instruments and the Bank may reasonably require to ensure that the Bank has a perfected, first priority security interest in the assets of such new Subsidiary, subject only to Permitted Liens.

NEGATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing,


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

Borrower will not, nor will it cause or permit any other Loan Party to: Default on Other Contracts or Obligations. Default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed in an amount in excess of $25,000.00. Judgment Entered. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Borrower in an amount in excess of $25,000.00 and that is not discharged or execution is not stayed within thirty (30) days of entry. Government Intervention. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any government by which the management of any Loan Party is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired. Prepayment of Other Debt. Prepay any debt owing to Sirrom Investments, Inc., a Tennessee corporation ("Sirrom"), or any other debt, in advance of its legal obligation to do so, other than, so long as there shall not then exist a Default, out of the proceeds of the issuance of equity securities of the Borrower. Retire or Repurchase Capital Stock. Retire or otherwise acquire any of its capital stock. Change of Control. With respect to Borrower only, suffer to occur a change in the composition of the board of directors of Borrower as a result of which fewer than one-half of the incumbent directors are directors who either (a) had been directors of Borrower 24 months prior to such change; or (b) were elected, or nominated for election, to the board with the affirmative votes of at least a majority of the directors who had been directors of the Borrower 24 months prior to such change and who were still in office at the time of the election or nomination. Guarantees. Guaranty or otherwise become responsible for obligations of any other person or entity, other than the endorsement of checks and drafts for collection in the ordinary course of business. Encumbrances. Create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on any of its assets, whether now owned or hereafter acquired, other than: (i) security interests required by the Loan Documents;
(ii) liens for taxes contested in good faith; (iii) liens accruing by law for employee benefits; (iv) liens securing indebtedness owing by the Loan Parties to Sirrom, which have been subordinated to the liens securing the obligations of the Loan Parties under the Loan Documents on terms and conditions satisfactory to the Bank, or (iv) Permitted Liens. Investments. Purchase any stock, securities, or evidence of indebtedness of any other person or entity except investments in direct obligations of the United States Government and certificates of deposit of United States commercial banks having a tier 1 capital ratio of not less than 6% and then in an amount not exceeding 10% of the issuing bank's unimpaired capital and surplus, or except as otherwise expressly permitted herein.

PERMITTED ACQUISITIONS. So long as no Default has occurred and is continuing hereunder or would result therefrom, the Borrower may acquire all or substantially all of the assets or all of the capital stock of another entity, so long as (i) the Borrower provides written notice of its intent to acquire such capital stock or assets at least five (5) business days prior to such acquisition, (ii) the Borrower complies with the provision relating to new Subsidiaries hereunder, (iii) immediately after giving effect to such acquisition, the Borrower is in compliance with all covenants contained in this Agreement and the other Loan Documents (including all relevant provisions in this Agreement and the other Loan Documents to ensure that the Bank has a perfected, first priority security interest in any new assets and capital stock acquired or created in connection with such acquisition, except for Permitted Liens), and (iv) the consideration payable in respect of any one acquisition (other than consideration payable in the form of capital stock of the Borrower)does not exceed $5,000,000, or the consideration payable in respect of all acquisitions (other than consideration payable in the form of capital stock of the Borrower) occurring after the date hereof does not exceed $7,000,000.

FINANCIAL COVENANTS. Borrower agrees to the following provisions from the date hereof until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, and all financial covenants shall be calculated on a consolidated basis, using the consolidated, and consolidating (to the extent required below), financial information for Borrower, its subsidiaries, affiliates and its holding or parent company, as applicable, in each case calculated in accordance with generally accepted accounting principles as in effect on the date hereof: Effective Tangible Net Worth. Borrower and its consolidated Subsidiaries shall, from closing until December 30, 1999, maintain an Effective Tangible Net Worth of not less than $750,000. From fiscal-year end December 31, 1999, through the maturity of the facility, the minimum required Effective Tangible Net Worth shall increase by not less than 50% of net income. "Effective Tangible Net Worth" shall mean total assets minus Total Liabilities. For purposes of this computation, the aggregate amount of any intangible assets of Borrower and its consolidated Subsidiaries including without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, and brand names, shall be subtracted from total assets. "Total Liabilities" shall mean all liabilities of Borrower and its consolidated Subsidiaries, excluding debt fully subordinated to Bank on terms and conditions acceptable to Bank, and including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet, in accordance with generally accepted accounting principles applied on a consistent basis. Senior Funded Debt to EBITDA Ratio. Borrower and its consolidated Subsidiaries shall at all times maintain a ratio of Senior Funded Debt to EBITDA Ratio of not more than 2.80 to 1.00. "Senior Funded Debt to EBITDA" shall mean the sum of all Senior Funded Debt divided by the sum of earnings before interest, taxes, depreciation and amortization, calculated for the previous four quarter period. "Senior Funded Debt" shall mean, as applied to any person or entity, the sum of all indebtedness for borrowed money, including, without limitation, capital lease obligations and unreimbursed drawings under letters of credit, whether any such indebtedness for borrowed money is evidenced by a note, bond, debenture or other agreement of that person or entity, excluding any debt fully subordinated to Bank on terms and conditions acceptable to Bank. Capital Expenditures. Borrower shall not during any fiscal year expend on gross fixed assets (including gross leases to be capitalized under generally accepted accounting principles and leasehold improvements) an amount exceeding $200,000.00 in the aggregate. Leases. Borrower shall not, during any fiscal year, incur, create, or assume any direct or indirect liability for the payment of rent or otherwise, under any lease or rental arrangement (excluding capitalized leases) if immediately thereafter the sum of such lease or rental payments to be made by Borrower during any 12-month period, when combined with all other direct or indirect liabilities for the payment of rent or otherwise under any lease or rental arrangement incurred, created or assumed during such fiscal year, is increased by $200,000.00 in the aggregate. Limitation on Debt. Borrower shall not, nor shall it permit any Loan Party to, directly or indirectly, create, incur, assume or become liable for, any debt, contingent or direct, if, giving effect to such additional debt on a pro forma basis, causes the aggregate amount of the Loan Parties' debt, excluding obligations to Bank, to exceed $8,500,000. Loans and Advances.

Borrower shall not, nor shall it permit any Loan Party to, during any fiscal year, make loans or advances, excepting ordinary course of business travel and expense advances, to any person or entity, which total more than $50,000 in the aggregate amount outstanding at any one time for all Loan Parties. Dividends. Borrower shall not, during any fiscal year, declare or pay dividends.

ANNUAL FINANCIAL STATEMENTS. Borrower shall deliver to Bank, within 90 days after the close of each fiscal year, audited financial statements reflecting the operations of the Borrower and its consolidated subsidiaries during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules; all on a consolidated and, to the extent otherwise prepared by the Borrower in the ordinary course of its business, consolidating basis and in reasonable detail, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. All such statements shall be examined by an independent certified public accountant acceptable to Bank. The opinion of such independent certified public accountant shall not be acceptable to Bank if qualified due to any limitations in scope imposed by Borrower or its Subsidiaries, if any. Any other qualification of the opinion by the accountant shall render the acceptability of the financial statements subject to Bank's approval.

PERIODIC FINANCIAL STATEMENTS. Borrower shall deliver to Bank unaudited quarterly financial statements, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules, as soon as available and in any event within 30 days after the close of each such period; all in reasonable detail and prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year, and subject to customary audit and year-end adjustments and without notes. Such statements shall be certified as to their correctness by a principal financial officer of Borrower.

COMPLIANCE CERTIFICATE. Together with the audited and unaudited financial statements required to be delivered hereunder, the Borrower shall deliver to the Bank a certificate of the chief financial officer of the Borrower, evidencing whether the Borrower is in compliance with the financial covenants contained herein, such certificate to be in the form attached hereto as Exhibit A.

FINANCIAL AND OTHER INFORMATION. Borrower shall deliver to Bank such information as Bank may reasonably request from time to time, including without limitation, financial statements and information pertaining to Borrower's financial condition. Such information shall be true, complete, and accurate.

CONDITIONS PRECEDENT. The obligations of Bank to make the Loan and any advances pursuant to this Agreement are subject to the following conditions precedent:
Additional Documents. Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request. Financial Statements. Receipt and review by the Bank of a draft of the unqualified, audited consolidated and consolidating financial statements for the Borrower and its Subsidiaries for the Borrower's fiscal year ending December 31, 1998, such financial statements to be in form and substance satisfactory to the Bank in its sole discretion. No


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Default. Neither any Default nor any occurrence or condition which, with the giving of notice or passage of time or both, would result in a Default shall exist at the time of the making of such advance, or would result from the making of such advance. Representations and Warranties. All of the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct as of the date of such advance. No Material Adverse Change. Since December 31, 1998, (as represented by the draft financial statements delivered by the Borrower at closing) there shall not have occurred any material adverse change in the assets, liabilities, business, operations or condition (financial or otherwise) of any Loan Party, or any event, condition or state of facts which would be expected materially and adversely to affect the prospects of any Loan Party subsequent to the making of such advance. Commitment Fee. Receipt by the Bank in immediately available funds of the Commitment Fee referred to in the Note, which fee shall be fully earned upon receipt by the Bank and not subject to refund or rebate.

DEFAULT. If any of the following occurs, a default ("Default") under this Agreement shall exist: Nonpayment; Nonperformance. The failure of timely payment or performance of the Obligations or Default under the Note or any other Loan Documents. False Warranty. A warranty or representation made or deemed made in this Agreement or any of the other Loan Documents or furnished Bank in connection with the loan evidenced by the Note proves materially false, or if of a continuing nature, becomes materially false. Cross Default. Any default in payment or performance of any obligation under any other loans of any Loan Party in a principal amount equal to or greater than $50,000, including, without limitation, any indebtedness or other obligations owing by any Loan Party to Sirrom. Loan Documents. Any of the Loan Documents shall for any reason terminate or otherwise fail to be in full force and effect, or any security granted thereunder shall fail, or any Loan Party or any other person or entity shall contest the enforceability or validity of any such Loan Document or any security interest or lien purported to be granted to the Bank thereby. Cessation; Bankruptcy. The dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or commencement of any bankruptcy or insolvency proceeding by or against any Loan Party. Material Capital Structure or Business Alteration. Without prior written consent of Bank, any of the following shall occur: (i) a material alteration in the kind or type of Borrower's business or that of any other Loan Party, other than as permitted hereunder; (ii) the sale of all or substantially all of the business or assets of Borrower or any other Loan Party or a material portion (10% or more) of such business or assets if such a sale is outside the ordinary course of business of Borrower or such other Loan Party,
(iii) the sale of any of the outstanding capital stock or voting power of any of Borrower's Subsidiaries; (iv) the acquisition of substantially all of the business or assets or more than 50% of the outstanding stock or voting power of any Loan Party; or (v) should Borrower or any other Loan Party enter into any merger or consolidation, other than as expressly permitted hereunder.

REMEDIES UPON DEFAULT. If a Default occurs under this Agreement, either of the Note or any other Loan Documents, Bank may at any time thereafter, take the following actions: Acceleration Upon Default. Accelerate the maturity of the Note and all other Obligations, and all of the Obligations shall be immediately due and payable. Cumulative. Exercise any rights and remedies as provided under the Note and other Loan Documents, or as provided by law or equity.

INDEMNIFICATION OF BANK AND OTHERS.

      From and at all times after the date of this Agreement, and in addition to all of Bank's other rights and remedies against the Borrower, the Borrower hereby defends, indemnifies and holds harmless Bank and each director, officer, employee, agent, attorney and affiliate of Bank (all of whom are for purposes of this Section collectively called the "Indemnified Parties") against and from any and all claims, losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses actually incurred at both the trial and appellate levels) incurred by any and all of the Indemnified Parties, from and after the date hereof, whether direct, indirect or consequential, whether threatened or initiated, as a result of or arising from or in any way relating to any suit, action, claim, demand, or proceeding (including any inquiry or investigation) (all of which suits, etc. are for purposes of this Section collectively called "Claims") by any person or entity other than the Loan Parties asserting a claim for any legal or equitable remedy against any person or entity under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from the acts or omissions of the Loan Parties or any affiliate in connection with the negotiation, preparation, execution or performance of this Agreement or the other Loan Documents, or any transactions contemplated herein or therein, whether or not such Indemnified Party is a party to any such claim.

      The obligation of the Bank to indemnify the Indemnified Parties for a Claim pursuant to this Section shall apply whether or not the Claim is foreseeable, and such obligation includes the Indemnified Parties' reasonable attorneys' and consultants' fees and court costs, in each case actually incurred. Notwithstanding the foregoing, no Indemnified Party shall have the right to be indemnified hereunder for any liability resulting from the gross negligence, bad faith or willful misconduct of any Indemnified Party or the breach or non-performance of any obligation of Bank hereunder or under any other Loan Document. All of the foregoing losses, damages, costs and expenses of an Indemnified Party shall be payable by the Borrower upon demand by Bank and shall be additional Obligations hereunder. The Borrower's obligations under this provision shall survive any termination of this Agreement or any other Loan Document.

IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Agreement to be executed under seal.


                                 M2Direct, Inc.

CORPORATE                        By:/s/ Michael T. Kane
SEAL                                ------------------------
                                 Name:
                                 Title:




                                 First Union National Bank

                                 By:/s/ Joe Padgett
                                    ------------------------
                                 Joe Padgett, Vice President